PROXY                                                                     PROXY

                         ANALYTIC DEFENSIVE EQUITY FUND

                Special Meeting of Shareholders December 7, 2005

           This Proxy is Solicited on Behalf of the Board of Trustees

         The undersigned shareholder of Analytic Defensive Equity Fund (the "Fund"), a series of The Advisors' Inner Circle Fund (the "Trust"), hereby appoints James Ndiaye and Laurie Brooks, and each of them, the attorneys and proxies of the undersigned, with full power of substitution, to vote, as indicated below, all of the shares of beneficial interest of the Fund standing in the name of the undersigned at the close of business on October 25, 2005, at a Special Meeting of Shareholders to be held at the Hyatt Regency Tech Center, 7800 East Tufts Avenue, Denver, Colorado 80237 at 10:00 a.m., on December 7, 2005, and at any and all adjournments thereof, with all of the powers the undersigned would possess if personally present and especially (but without limiting the general authorization and power hereby given) to vote as indicated on the proposal, as more fully described in the Prospectus/Proxy Statement for the meeting.

THE BOARD OF TRUSTEES RECOMMEND THAT YOU VOTE "FOR" THE PROPOSAL BELOW.

THREE SIMPLE METHODS TO VOTE YOUR PROXY:

1. By Phone: Simply call (800) 813-0529 between the hours of 9am and 10pm eastern time. Please have this proxy card available at the time of the call.

2. By Internet: Log on to www.myproxyonline.com. Make sure to have the proxy card available at the time you plan to vote your shares.

3. By mail: Simply execute this proxy card and return it in the postage paid envelope provided.


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CONTROL NUMBER: [_______]

Please clearly indicate your vote as follows: |_X_|

1. To approve an Agreement and Plan of Reorganization providing for the transfer of all of the assets of the Fund to Old Mutual Analytic Defensive Equity Fund.

         |___|    FOR               |___|   AGAINST           |___|    ABSTAIN

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting, or any adjournment(s) thereof.


THIS PROXY WILL BE VOTED FOR THE ABOVE PROPOSAL UNLESS OTHERWISE INDICATED.


         Signature(s) should be exactly as name or names appear on this proxy. If shares are held jointly, each holder should sign. If signing is by attorney, executor, administrator, trustee or guardian, please give full title. By signing this proxy card, receipt of the accompanying Notice of Special Meeting of Shareholders and Prospectus/Proxy Statement is acknowledged.

Date: _________________, 2005

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Signature

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Signature (if held jointly)